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                                                                     Exhibit 3.1


                    CERTIFICATE OF INCORPORATION OF BAYVIEW
                          SECURITIZATION CORPORATION
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                                                                     Exhibit 3.1

                             AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      BAY VIEW SECURITIZATION CORPORATION

     Bay View Securitization Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1.  The name of the corporation is Bay View Securitization Corporation.
Bay View Securitization Corporation was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 12, 1996.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

     3. The restated certificate of incorporation was duly adopted in accordance with the applicable provisions of Sections 245 of the General Corporation Law of the State of Delaware.

     4. The text of the Amended and Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:


                                   ARTICLE I

     Name. The name of the Corporation is Bay View Securitization Corporation (the "Corporation").


                                   ARTICLE II

     Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, in the county of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

     Business and Purposes. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage exclusively in the following activities:

     (a) To purchase, acquire, own and hold installment sale and installment loan contracts and security interests, secured by autos, light trucks, vans and motorcycles (the
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"Receivables"), and in connection with the purchase or acquisition of the
Receivables, the Corporation may purchase and acquire property or assets related to the Receivables, including the following (the "Related Property"):

     (i)   Security interests or collateral securing the Receivables;
     (ii) Benefits of a letter of credit, surety bond or other credit enhancement;
     (iii) Any recourse rights related to the Receivables;
     (iv) Any rights to proceeds from claims or refunds of premiums on physical damage, lender's insurance of any type, credit life and disability and hospitalization insurance policies; and
     (v)   Cash, investments or other deposits.

     (b) To own, administer, hold, service or enter into agreements for servicing of, sell, assign, pledge, collect amounts due on, and otherwise deal with the Receivables and Related Property and any proceeds or rights associated with the Receivables and the Related Property;

     (c) To enter into any agreement (including, without limitation, any agreement creating a trust) providing for the authorization, issuance, sale and delivery of notes, certificates or other securities, whether directly or through a trust, secured or supported by Receivables or Related Property (the agreements authorized by paragraph (b) above and this paragraph (c) shall collectively be referred to as the "Transaction Documents");

     (d) To lend money to any trust or trustee for the purpose of funding cash collateral accounts or credit enhancement accounts to secure or support any such notes, certificates or other securities;

     (e) To hold, sell, pledge or distribute any class of notes, certificates or other securities issued by the Corporation either directly or through a trust;

     (f) To lend or otherwise invest proceeds from Receivables and Related Property, funds received in respect of any notes, certificates or other securities, and any other income as determined by the Board of Directors of the Corporation and not inconsistent with this Article III, including investing in other Receivables and Related Property;

     (g) To borrow money to facilitate any activity authorized herein;

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                (h) To engage in any activity and exercise any powers permitted under the General Corporation Law of the State of Delaware that are related to any necessary, suitable and advisable to accomplish the business or purposes described in clauses (a) through (g) above.


                                   ARTICLE IV

        Independent Director. The Corporation shall have at least one Independent Director. An "Independent Director" shall mean an individual who is not and has never been:

                (a) A director, officer or employee of (i) a shareholder of the Corporation, (ii) Bay View Capital Corporation, or (iii) any Affiliate (other than another direct or indirect finance subsidiary of Bay View Capital Corporation), or

                (b) A beneficial owner of more than 5% of the common stock of
        (i) a shareholder of the Corporation; (ii) Bay View Capital Corporation, or (iii) any Affiliate.

        An "Affiliate" shall mean any Person other than the Corporation (x) that owns beneficially, directly or indirectly, 5% or more of the outstanding shares of the common stock of the Corporation, or (y) of which 5% or more of the outstanding shares of its common stock is owned beneficially, directly or indirectly, by any Person described in Clause (x) above, or (z) which otherwise controls or is controlled by a Person described in Clause (x) above. The term "Control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly and indirectly, whether through the ownership of voting securities, by contract or otherwise. The term "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.


                                   ARTICLE V

     Limitations. Notwithstanding any other provision of this Certificate of Incorporation (any amendments thereto), the Bylaws of the Corporation, or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without (i) the affirmative vote of 100% of the members of the Board of Directors of the Corporation, including the Independent Director on and after the date on which the Independent Director required by Article IV has been appointed and (ii) the affirmative vote of the holders of 100% of the issued and outstanding common stock of the Corporation, do any of the following:

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                (a) Engage in any business or activity other than as set forth in Article III;

                (b) Dissolve, liquidate or lease or transfer all or substantially all of its assets to any entity;

                (c) Be a party to any merger or consolidation with any other entity;

                (d) Institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or consent to a petition seeking reorganization or relieve under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or except as required by law, admit in writing its inability to pay its debts generally as they become due or take any corporate action in furtherance of any such action; or

                (e) Amend, alter, change or repeal any of the following Articles of this Certificate of Incorporation: Article III, Article IV, Article VI, Article XII and this Article V.


                                   ARTICLE VI

        Affairs of the Corporation. The Corporation shall conduct its affairs in accordance with the following provisions:

                (a) The Corporation's funds and other assets shall not be commingled with those of any other entity or Person and collections on behalf of the Corporation by any agent of the Corporation shall be identified as belonging to the Corporation and segregated as promptly as practicable by such agent.

                (b) The Corporation shall pay from its funds and assets all lawful and just obligations and indebtedness incurred and owing.

                (c) The Corporation shall maintain bank accounts in its own name separate from any Affiliate.

                (d) The Corporation shall maintain separate corporate records and books of account from those of any other entity or Person.

                (e) The Corporation shall establish an office separate and apart from the offices of any of its shareholders or Affiliates, provided if such office is leased from an Affiliate, such lease shall be on terms no more or less favorable to the Corporation than would be obtained elsewhere and such office shall be conspicuously identified as the Corporation's office so it can be easily located by outsiders.

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     (f) The Corporation shall manage its business and affairs by or under the direction of its Board of Directors.

     (g) The Corporation shall hold appropriate meetings (or actions by written consent) of its Board of Directors to authorize all of its corporate actions not less frequently than once per year.

     (h) The Corporation shall hold meetings (or actions by written consent) of the stockholders of the Corporation not less frequently than once per year.

     (i) The Corporation shall at all times ensure that its capitalization is adequate in light of its business and purposes.

     (j) The Corporation shall consider the interests of creditors of the Corporation in connection with all corporate actions.

     (k) The Corporation shall not incur any indebtedness, or guarantee loans or other indebtedness to third parties, except as set forth in Article III or the Transaction Documents.

     (l) The Corporation shall not form or cause to be formed any subsidiaries or acquire any interest in any partnership.


                                  ARTICLE VII

Indemnification.

     (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, including, without limitation, any subsidiary corporation in which a majority of any class of equity securities is owned, directly or indirectly by the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that,
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except as provided in Section (c) hereof with respect to proceedings to enforce rights to indemnification, the

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Corporation shall indemnify any such indemnitee in connection with a proceeding
(or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     (b) The right to indemnification conferred in Section (b) of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General
                               --------  -------
Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections (a) and (b) of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     (c) If a claim under Section (a) or (b) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the

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        indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

                (d) The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

                (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                (f) The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


                                  ARTICLE VIII

        Exculpation. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE IX

    Common Stock. The total number of shares of stock which the Corporation has the authority to issue is 3,000 shares of Common Stock, par value one cent ($.01) per share.

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                                   ARTICLE X

     Incorporator. The name and mailing address of the sole incorporator are as follows:

                                 Robert J. Flax
                      Bay View Securitization Corporation
                              2121 El Camino Real
                          San Mateo, California 94403


                                   ARTICLE XI

     Perpetual Existence.  The Corporation is to have perpetual existence.


                                  ARTICLE XII

     The Corporation reserves the right to amend, alter or repeal the provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights of shareholders are subject to this reservation; provided, however, that this Article XII, and Article III, Article IV, Article V and Article VI may be amended only in accordance with Article V of this Certificate of Incorporation.

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     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by Edward H. Sondker, its authorized officer this ___ day of
__________________.

                              BAY VIEW SECURITIZATION CORPORATION


                              --------------------------------------------
                              Edward H. Sondker
                              Director, President and Chief Executive Officer

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